Exhibit 99.1

Ranpak Holdings Corp. Reports First Quarter 2021 Financial Results

•	Business continuity not impacted by ongoing COVID-19 pandemic; all facilities operational
•	Packaging System placement up 12.9% year over year to approximately 120,700 machines at March 31, 2021
•	First quarter net revenue increased 38.3% year over year to $87.7 million and 31.2% year over year on a constant currency basis to $85.0 million
•	First quarter net income of $6.3 million compared to net loss of $3.6 million
•	Constant currency Adjusted EBITDA (“AEBITDA”) of $28.0 million (which represents approximately a 32.9% margin) is up 54.7%, or $9.9 million, year over year

CONCORD TOWNSHIP, Ohio, May 6, 2021 – Ranpak Holdings Corp (NYSE: PACK) (“Ranpak” or “the Company”), a leading provider of environmentally sustainable, systems-based, product protection solutions for e-commerce and industrial supply chains, today reported its first quarter 2021 financial results.

Omar Asali, Chairman and Chief Executive Officer, commented, “Our first quarter results reflect an outstanding start to 2021 for Ranpak. I am very proud of the way our organization has responded to the current environment and worked together to serve our customers across the globe.  Net revenue for the quarter increased 31.2% year over year on a constant currency basis to $85.0 million, driven by continued strength in Europe/APAC as well as growth in North America. We experienced robust demand for all protective packaging products fueled by continued elevated e-Commerce activity as well as improving industrial activity globally. This impressive top-line growth was surpassed by our growth in profitability as Adjusted EBITDA increased 54.7% on a constant currency basis to $28.0 million as we experienced significant operating leverage on our G&A in the period.  Overall, we are very pleased with the strong start to the year and the way the team has responded to rapidly changing conditions.”

“Our outlook remains very positive as we see robust tailwinds in our business. In the near-term we are enthusiastic about our customer trends and the positive macro environment. For the longer-term, we continue to invest in the business to capitalize on what we feel are two powerful secular trends: Sustainability and Automation.”

First Quarter 2021 Highlights

•	Packaging systems placement increased 12.9% year over year, to approximately 120,700 machines as of March 31, 2021
•	Net revenue increased 38.3% and 31.2% adjusting for constant currency
•	Net income of $6.3 million compared to net loss of $3.6 million
•	AEBITDA[1] of $28.0 million for the three months ended March 31, 2021 is up 54.7%

Net revenue for the three months ended March 31, 2021 was $87.7 million.  Net revenue was $63.4 million in the three months ended March 31, 2020.  Net revenue increased $24.3 million or 38.3%.  Net revenue was positively impacted by increases in cushioning, void-fill, and wrapping, partially offset by decreases in other sales.  Cushioning increased $11.2 million, or 39.3%, to $39.7 million from $28.5 million, void-fill increased $9.6 million, or 38.9%, to $34.3 million from $24.7 million, wrapping increased $3.7 million, or 46.8%, to $11.6 million from $7.9 million, while other sales decreased $0.2 million, or 8.7%, to $2.1 million from $2.3 million, for the three months ended March 31, 2021 compared to the three months ended March 31, 2020.  Other net revenue includes automated box sizing equipment and non-paper revenue from packaging systems installed in the field.  Constant currency net revenue was $85.0 million for the three months ended March 31, 2021, a $20.2 million, or 31.2%, increase from constant currency net revenue of $64.8 million for the three months ended March 31, 2020.  The increase in net revenue was a result of an increase in the volume of our paper

[1]

AEBITDA is a non-GAAP financial measure.  Please refer to “Presentation of Combined and Pro Forma Measures and Reconciliation of U.S. GAAP to Non-GAAP Measures” in this press release for an explanation and reconciliations of this non-GAAP financial measure.

consumable products of approximately 38.5 percentage points (“pp”), partially offset by a 6.8 pp decrease in the price of our paper consumable products and a decrease of approximately 0.6 pp in sales of automated box sizing equipment.

Net revenue in North America for the three months ended March 31, 2021 totaled $28.1 million.  Net revenue in North America was $27.1 million in the three months ended March 31, 2020.  Net revenue in North America increased $1.0 million, or 3.7% attributable to an increase in wrapping sales, partially offset by a decline in cushioning and void-fill volumes.

Net revenue in Europe/Asia for the three months ended March 31, 2021 totaled $59.6 million.  Net revenue in Europe/Asia was $36.3 million in the three months ended March 31, 2020.  Net revenue in Europe/Asia increased $23.3 million or 64.2% driven primarily by increases in cushioning, void-fill and wrapping product categories, partially offset by a decline in automation revenue.  Constant currency net revenue in Europe/Asia was $56.9 million for the three months ended March 31, 2021, a $19.2 million, or 50.9%, increase from constant currency net revenue of $37.7 million for the three months ended March 31, 2020.

Net income for the three months ended March 31, 2021 increased $9.9 million to $6.3 million from a net loss of $3.6 million in the three months ended March 31, 2020.  Constant currency net income was $6.1 million in the three months ended March 31, 2021 compared to constant currency net loss of $3.6 million for the three months ended March 31, 2020.

Balance Sheet and Liquidity

Ranpak completed the first quarter of 2021 with a strong liquidity position, including a cash balance of $40.5 million and no borrowings on its $45 million available Revolving Credit Facility.

As of March 31, 2021, the Company had First Lien Term Loan facilities outstanding consisting of $270.9 million USD-denominated term loan and €137.9 million euro-denominated first lien resulting in a Bank AEBITDA leverage ratio of 3.5x.  Under our agreement with our lenders, the combination of our lower leverage ratio at December 31, 2020 and our 2020 earnings qualified as a deleveraging event and required us to pay our lenders a one-time $8.2 million exit payment fee, which we paid in the first quarter of 2021.

The following table presents Ranpak's installed base of protective packaging systems by product line as of March 31, 2021 and 2020:

	March 31, 2021	March 31, 2020	Change	% Change
Protective Packaging Systems	(in thousands)
Cushioning machines	34.1	32.6	1.5	4.6
Void-fill machines	70.0	61.7	8.3	13.5
Wrapping machines	16.6	12.6	4.0	31.7
Total	120.7	106.9	13.8	12.9

Conference Call Information

The Company will host a conference call and webcast at 10:30 a.m. (ET) on Thursday, May 6, 2021.  The conference call and earnings presentation will be webcast live at the following link:  https://event.on24.com/wcc/r/3079711/5AF36F57A2BBADC6C666791C4D845F88.  Investors who cannot access the webcast may listen to the conference call live via telephone by dialing (833) 579-0916 (domestic) or (778) 560-2805 (international) and use the Conference ID:  9875189.

A telephonic replay of the webcast also will be available starting at 3:30 p.m. (ET) on Thursday, May 6, 2021 and ending at 11:59 p.m. (ET) on Thursday, May 13, 2021.  To listen to the replay, please dial (800) 585-8367 (domestic) or (416) 621-4642 (international) and use the Conference ID:  9875189.

Note Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. Statements that are not historical facts, including statements about the parties, perspectives and expectations, are forward-looking statements. In addition, any statements that refer to estimates, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this news release include, for example, statements about our expectations around the future performance of the business, including our forward-looking guidance.

The forward-looking statements contained in this news release are based on our current expectations and beliefs concerning future developments and their potential effects on us taking into account information currently available to us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks include, but are not limited to: (i) our inability to secure a sufficient supply of paper to meet our production requirements; (ii) the impact of the price of kraft paper on our results of operations; (iii) our reliance on third party suppliers; (iv) the COVID-19 pandemic and associated response; (v) the high degree of competition in the markets in which we operate; (vi) consumer sensitivity to increases in the prices of our products; (vii) changes in consumer preferences with respect to paper products generally; (viii) continued consolidation in the markets in which we operate; (ix) the loss of significant end-users of our products or a large group of such end-users; (x) our failure to develop new products that meet our sales or margin expectations; (xi) our future operating results fluctuating, failing to match performance or to meet expectations; (xii) our ability to fulfill our public company obligations; and (xiii) other risks and uncertainties indicated from time to time in filings made with the SEC.

Should one or more of these risks or uncertainties materialize, they could cause our actual results to differ materially from the forward-looking statements. We are not undertaking any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise. You should not take any statement regarding past trends or activities as a representation that the trends or activities will continue in the future. Accordingly, you should not put undue reliance on these statements.

Ranpak Holdings Corp.

Unaudited Condensed Consolidated Statements of Operations

and Comprehensive Income (Loss)

(in millions, except share and per share data)

	Three Months Ended March 31,
	2021	2020
Paper revenue	$74.8	$53.4
Machine lease revenue	10.8	8.5
Other revenue	2.1	1.5
Net revenue	87.7	63.4
Cost of goods sold	51.4	36.6
Gross profit	36.3	26.8
Selling, general and administrative expenses	19.1	19.6
Depreciation and amortization expense	8.7	7.5
Other operating expense, net	0.8	0.3
Income (loss) from operations	7.7	(0.6)
Interest expense	5.6	6.2
Foreign currency gain	(3.6)	(1.5)
Income (loss) before income tax benefit	5.7	(5.3)
Income tax benefit	(0.6)	(1.7)
Net income (loss)	$6.3	$(3.6)

Two-class method
Earnings (loss) per share
Basic	$0.09	$(0.05)
Diluted	$0.08	$(0.05)
Class A – earnings (loss) per share
Basic	$0.09	$(0.05)
Diluted	$0.08	$(0.05)
Class C – earnings (loss) per share
Basic	$0.08	$(0.05)
Diluted	$0.08	$(0.05)

Weighted average number of shares outstanding - Class A and C
Basic	73,559,340	70,862,576
Diluted	76,248,514	70,862,576

Other comprehensive income (loss), before tax
Foreign currency translation adjustments	$(8.4)	$(4.0)
Interest rate swap adjustments	2.6	(10.1)
Total other comprehensive loss, before tax	(5.8)	(14.1)
Benefit from income taxes related to other comprehensive income (loss)	0.6	(2.3)
Total other comprehensive loss, net of tax	(6.4)	(11.8)
Comprehensive loss, net of tax	$(0.1)	$(15.4)

Ranpak Holdings Corp.

Unaudited Condensed Consolidated Balance Sheets

(in millions, except share data)

	March 31, 2021	December 31, 2020
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$40.5	$48.5
Accounts receivable, net	41.6	39.1
Inventories, net	21.0	16.1
Income tax receivable	2.3	0.1
Prepaid expenses and other current assets	3.4	3.4
Total current assets	108.8	107.2

Property, plant and equipment, net	121.1	124.4
Operating lease right-of-use assets, net	6.6	-
Goodwill	453.6	458.4
Intangible assets, net	429.2	440.6
Other assets	6.8	2.9
Total assets	$1,126.1	$1,133.5

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$26.7	$24.9
Accrued liabilities and other	23.6	30.7
Current portion of long-term debt	1.0	0.5
Operating lease liabilities, current	2.1	-
Deferred machine fee revenue	2.0	1.4
Total current liabilities	55.4	57.5

Long-term debt	427.0	432.7
Deferred tax liabilities	107.7	109.6
Derivative instruments	6.9	9.6
Operating lease liabilities, non-current	4.4	-
Other liabilities	0.9	1.2
Total liabilities	602.3	610.6

Commitments and contingencies – Note 13
Shareholders' equity
Class A common stock, $0.0001 par, 200,000,000 shares
authorized at March 31, 2021 and December 31, 2020
Shares issued and outstanding: 69,343,361 and 69,005,059
at March 31, 2021 and December 31, 2020, respectively	-	-
Class C common stock, $0.0001 par, 200,000,000 shares
authorized at March 31, 2021 and December 31, 2020
Shares issued and outstanding: 6,511,293 at March 31, 2021
and December 31, 2020	-	-
Additional paid-in capital	565.7	564.7
Accumulated deficit	(46.2)	(52.5)
Accumulated other comprehensive income	4.3	10.7
Total shareholders' equity	523.8	522.9
Total liabilities and shareholders' equity	$1,126.1	$1,133.5

Ranpak Holdings Corp.

Unaudited Condensed Consolidated Statements of Cash Flows

(in millions)

	Three Months Ended March 31,
	2021	2020
Cash Flows from Operating Activities
Net income (loss)	$6.3	$(3.6)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	17.9	14.5
Amortization of deferred financing costs	0.4	0.4
Loss on disposal of fixed assets	0.2	0.3
Deferred income taxes	(1.4)	1.7
Amortization of initial value of hedging instrument	(0.2)	-
Currency gain on foreign denominated debt and notes payable	(3.6)	(1.6)
Amortization of restricted stock units	2.7	2.2
Changes in operating assets and liabilities:
(Increase) decrease in receivables, net	(3.0)	6.1
(Increase) decrease in inventory	(5.5)	(2.1)
(Increase) decrease in prepaid expenses and other assets	0.1	-
Increase (decrease) in accounts payable	1.8	1.0
Increase (decrease) in accrued liabilities	(0.3)	(1.7)
Change in other assets and liabilities	(2.9)	(5.6)
Net cash provided by operating activities	12.5	11.6

Cash Flows from Investing Activities
Capital expenditures:
Converter equipment	(8.0)	(8.6)
Other capital expenditures	(2.9)	(1.7)
Total capital expenditures	(10.9)	(10.3)
Patent and trademark expenditures	(0.3)	(0.2)
Net cash used in investing activities	(11.2)	(10.5)

Cash Flows from Financing Activities
Payments on term loans and credit facility	(0.4)	(0.4)
Payments on finance lease liabilities	(0.2)	-
Exit payment	(8.2)	-
Net cash used in financing activities	(8.8)	(0.4)

Effect of Exchange Rate Changes on Cash	(0.5)	(0.2)
Net Increase (Decrease) in Cash and Cash Equivalents	(8.0)	0.5
Cash and Cash Equivalents, beginning of period	48.5	19.7
Cash and Cash Equivalents, end of period	$40.5	$20.2

Non-GAAP Financial Data

In this press release, we present Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and adjusted EBITDA (“AEBITDA”), each on a constant currency basis, which are non-GAAP financial measures.  We have included EBITDA and AEBITDA on a constant currency basis because they are key measures used by our management and Board of Directors to understand and evaluate our operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans.  In particular, the exclusion of certain expenses in calculating EBITDA and AEBITDA can provide a useful measure for period-to-period comparisons of our primary business operations.  Adjusting these non-GAAP measures for comparability for constant currency also assists in this comparison as allows a better insight into the performance of our businesses that operate in currencies other than our reporting currency.  Before consolidation, our Europe/Asia data is derived in Euros.  We multiply this Euro-derived data by 1.15 to reflect an exchange rate of 1 Euro to 1.15 U.S. dollars (“USD”), which we believe is a reasonable figure to use to give a stable depiction of the business without currency fluctuations, to calculate Europe/Asia data in constant currency USD.  We combine the constant currency USD data for Europe/Asia with the USD North America data to create combined constant currency figures and adjust our non-GAAP figures by the respective amounts.  In sum, we believe that constant currency EBITDA and AEBITDA provide useful information to investors and others in understanding and evaluating the Company’s operating results in the same manner as our management and Board of Directors.

However, EBITDA and AEBITDA have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. In particular, EBITDA and AEBITDA should not be viewed as substitutes for, or superior to, net income (loss) prepared in accordance with GAAP as a measure of profitability or liquidity. Some of these limitations are:

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA and AEBITDA do not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	EBITDA and AEBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•	AEBITDA does not consider the potentially dilutive impact of equity-based compensation;
•	EBITDA and AEBITDA do not reflect the impact of the recording or release of valuation allowances or tax payments that may represent a reduction in cash available to us;
•	AEBITDA does not take into account any restructuring and integration costs; and
•	other companies, including companies in our industry, may calculate EBITDA and AEBITDA differently, which reduces their usefulness as comparative measures.

EBITDA — EBITDA is a non-GAAP financial measure that we present on a constant currency basis and we calculate as net income (loss), adjusted to exclude: benefit from (provision for) income taxes; interest expense; and depreciation and amortization.

AEBITDA — AEBITDA is a non-GAAP financial measure that we present on a constant currency basis and we calculate as net income (loss), adjusted to exclude: benefit from (provision for) income taxes; interest expense; depreciation and amortization; stock-based compensation expense; and, in certain periods, certain other income and expense items.

In addition, we include certain other unaudited, non-GAAP constant currency data for the three months ended March 31, 2021 and 2020.  This data is based on our historical financial statements, adjusted (where applicable) to reflect a constant currency presentation between periods for the convenience of readers.  We reconcile this data to our GAAP data for the same period for the three months ended March 31, 2021 and 2020.

Ranpak Holdings Corp.

Non-GAAP Financial Data

Reconciliation of GAAP Statement of Income Data to Non-GAAP Constant Currency Statement of Income Data, EBITDA, and AEBITDA

For the Three Months Ended March 31, 2021

Please refer to our discussion and definitions of Non-GAAP financial measures, including Non-GAAP Constant Currency

	Three Months Ended March 31, 2021
	As reported	Constant Currency(3)	Non-GAAP
Net revenue	$87.7	$(2.7)	$85.0
Cost of goods sold	51.4	(1.5)	49.9
Gross profit	36.3	(1.2)	35.1
Selling, general and administrative expenses	19.1	(0.4)	18.7
Depreciation and amortization expense	8.7	(0.1)	8.6
Other operating expense, net	0.8	-	0.8
Income from operations	7.7	(0.7)	7.0
Interest expense	5.6	-	5.6
Foreign currency gain	(3.6)	(0.4)	(4.0)
Income before income tax benefit	5.7	(0.3)	5.4
Income tax benefit	(0.6)	(0.1)	(0.7)
Net income	$6.3	$(0.2)	6.1

Constant currency-effected add(1):
Depreciation and amortization expense - COS			8.9
Depreciation and amortization expense - D&A			8.6
Interest expense			5.6
Income tax benefit			(0.7)
Constant currency EBITDA			28.5

Constant currency-effected adjustments(2):
Unrealized gain translation			(3.6)
Non-cash impairment losses			0.2
M&A, restructuring, severance			0.1
Amortization of restricted stock units			2.7
Other non-core and non-cash adjustments			0.1
Constant currency AEBITDA			$28.0

Ranpak Holdings Corp.

Non-GAAP Financial Data

Reconciliation of GAAP Statement of Income Data to Non-GAAP Constant Currency Statement of Income Data, EBITDA, and AEBITDA

For the Three Months Ended March 31, 2020

Please refer to our discussion and definitions of Non-GAAP financial measures, including Non-GAAP Constant Currency

	Three Months Ended March 31, 2020
	As reported	Constant Currency(3)	Non-GAAP
Net revenue	$63.4	$1.4	$64.8
Cost of goods sold	36.6	0.8	37.4
Gross profit	26.8	0.6	27.4
Selling, general and administrative expenses	19.6	0.3	19.9
Depreciation and amortization expense	7.5	0.1	7.6
Other operating expense, net	0.3	0.2	0.5
Loss from operations	(0.6)	-	(0.6)
Interest expense	6.2	-	6.2
Foreign currency gain	(1.5)	-	(1.5)
Loss before income tax benefit	(5.3)	-	(5.3)
Income tax benefit	(1.7)	-	(1.7)
Net loss	$(3.6)	$-	(3.6)

Constant currency-effected add(1):
Depreciation and amortization expense - COS			7.0
Depreciation and amortization expense - D&A			7.6
Interest expense			6.2
Income tax benefit			(1.7)
Constant currency EBITDA			15.5

Constant currency-effected adjustments(2):
Unrealized gain translation			(1.5)
Constant currency			0.1
Non-cash impairment losses			0.2
M&A, restructuring, severance			1.3
Amortization of restricted stock units			2.2
Other non-core and non-cash adjustments			0.3
Constant currency AEBITDA			$18.1

Ranpak Holdings Corp.

Non-GAAP Financial Data

Comparison of Non-GAAP Constant Currency Statement of Income Data, EBITDA, and AEBITDA

For the Three Months Ended March 31, 2021 and 2020

Please refer to our discussion and definitions of Non-GAAP financial measures, including Non-GAAP Constant Currency

	Non-GAAP Constant Currency
	Three Months Ended March 31,
	2021	2020	$ Change	% Change
Net revenue	$85.0	$64.8	$20.2	31.2
Cost of goods sold	49.9	37.4	12.5	33.4
Gross profit	35.1	27.4	7.7	28.1
Selling, general and administrative expenses	18.7	19.9	(1.2)	(6.0)
Depreciation and amortization expense	8.6	7.6	1.0	13.2
Other operating expense, net	0.8	0.5	0.3	60.0
Income (loss) from operations	7.0	(0.6)	7.6	(1,266.7)
Interest expense	5.6	6.2	(0.6)	(9.7)
Foreign currency gain	(4.0)	(1.5)	(2.5)	166.7
Income (loss) before income tax benefit	5.4	(5.3)	10.7	(201.9)
Income tax benefit	(0.7)	(1.7)	1.0	(58.8)
Net income (loss)	6.1	(3.6)	9.7	(269.4)

Constant currency-effected add(1):
Depreciation and amortization expense - COS	8.9	7.0	1.9	27.1
Depreciation and amortization expense - D&A	8.6	7.6	1.0	13.2
Interest expense	5.6	6.2	(0.6)	(9.7)
Income tax benefit	(0.7)	(1.7)	1.0	(58.8)
Constant currency EBITDA	28.5	15.5	13.0	83.9

Constant currency-effected adjustments(2):
Unrealized gain translation	(3.6)	(1.5)	(2.1)	140.0
Constant currency	-	0.1	(0.1)	(100.0)
Non-cash impairment losses	0.2	0.2	-	-
M&A, restructuring, severance	0.1	1.3	(1.2)	(92.3)
Amortization of restricted stock units	2.7	2.2	0.5	22.7
Other non-core and non-cash adjustments	0.1	0.3	(0.2)	(66.7)
Constant currency AEBITDA	$28.0	$18.1	$9.9	54.7

(1)

Reconciliations of EBITDA and AEBITDA for each period presented are to net (loss) income, the nearest GAAP equivalent, and accordingly include the adjustments shown in the “Constant Currency” column to net (loss) income of each table.

(2)

Adjustments are related to non-cash unusual or infrequent costs such as: effects of non-cash foreign currency remeasurement or adjustment; impairment of returned machines; costs associated with the evaluation of acquisitions; costs associated with executive severance; costs associated with restructuring actions such as plant rationalization or realignment, reorganization, and reductions in force; and other items deemed by management to be unusual, infrequent, or non-recurring.

(3)	Effect of Euro constant currency adjustment to a rate of €1.00 to $1.15 on each line item is as follows:

	Three Months Ended March 31,
	2021	2020
Net revenue	$(2.7)	$1.4
Cost of goods sold	(1.5)	0.8
Gross profit	(1.2)	0.6
Selling, general and administrative expenses	(0.4)	0.3
Depreciation and amortization expense	(0.1)	0.1
Other operating expense (income), net	-	0.2
Income (loss) from operations	(0.7)	-
Interest expense	-	-
Foreign currency gain	(0.4)	-
Loss before income tax benefit	(0.3)	-
Income tax benefit	(0.1)	-
Net income (loss)	$(0.2)	$-